Good Humor – Breyers Savings Plan

Notes to Financial Statements
December 31, 2004 and 2003

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10186) of Unilever N.V. of our report dated June 23, 2005 relating to the financial statements of the Good Humor – Breyers Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
June 24, 2005

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